STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement") dated November 21, 1997, among Dr. C. E. Velez ("Velez"), Mr. B. A. Claussen ("Claussen") and Mr. Terry J. Piddington ("Piddington") (collectively, the "Sellers") and John O. Wagner, as the trustee (the "Trustee") of the CTA INCORPORATED EMPLOYEE STOCK OWNERSHIP PLAN TRUST (the "Trust"), which implements and forms a part of the CTA INCORPORATED EMPLOYEE STOCK OWNERSHIP PLAN (the "Plan"). The Trust and the Plan are hereinafter collectively referred to as the "ESOP".

                             R E C I T A L S:

     WHEREAS, the Sellers collectively own 3,191,503 shares of common stock, par value $.01 per share ("Common Stock") of CTA INCORPORATED, a Colorado corporation ("CTA") and Sellers desire to sell to the Trustee and the Trustee desires to purchase from Sellers certain of these shares in accordance with the terms of this Agreement.

     WHEREAS, the board of directors of the Company by unanimous resolution has waived the Company's right of first refusal, if any, with respect to any and all shares of the Seller's Common Stock to be sold hereby.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereby agree as follows:


                                 ARTICLE 1
                               SALE OF STOCK

1.1 VELEZ SALE. Subject to the terms and conditions of this Agreement, at the Closing (defined below), Velez shall sell to the Trustee, and the Trustee shall purchase from Velez, 228,960 shares of Common Stock (the "Velez Shares") for a per share purchase price of $10.10 and a total purchase price of $2,312,496.00.

     1.2 CLAUSSEN SALE. Subject to the terms and conditions of this Agreement, at the Closing (defined below), Claussen shall sell to the Trustee, and the Trustee shall purchase from Claussen, 39,979 shares of Common Stock ( the "Claussen Shares") for a per share purchase price of $10.10 and a total purchase price of $403,787.90.

     1.3 PIDDINGTON SALE. Subject to the terms and conditions of this Agreement, at the Closing (defined below), Piddington shall sell to the Trustee, and the Trustee shall purchase from Piddington, 24,000 shares of Common Stock (the "Piddington Shares") for a per share purchase price of $10.10 and a total purchase price of $242,400.


                                 ARTICLE 2
                                  CLOSING

     2.1 TIME AND PLACE. The exchange of items described in Section 2.2 below (the "Closing") shall be held at the offices of CTA, located at 6116 Executive Boulevard, Suite 800, Rockville, Maryland 20852, at 10 a.m., local time, on November 21, 1997, or at such other time and place as shall be mutually agreed upon by the parties. The date of the Closing is sometimes referred to herein as the "Closing Date."

     2.2 DELIVERIES. On the Closing Date (a) the Trustee shall deliver to each Seller payment, by federal wire transfer or cashier's check, representing the purchase price in accordance with Sections 1.1, 1.2 and
1.3 above; (b) the Sellers shall deliver to the Trustee certificates representing the Common Stock described in Sections 1.1, 1.2 and 1.3 above, duly endorsed to the Trustee or accompanied by duly executed stock powers, in transferable form with any requisite stock transfer stamps attached; and
(c) the parties shall deliver all other documents or agreements required by this Agreement.


                                 ARTICLE 3
                  VELEZ'S REPRESENTATIONS AND WARRANTIES

     Velez represents and warrants to the Trustee as follows:

     3.1 TITLE TO STOCK. Velez is the record and beneficial owner of the Velez Shares, which, as of Closing, shall be free and clear of any security interest, claim, lien, pledge, option, encumbrance or restriction (on transferability or otherwise). The delivery to the Trustee on the Closing Date of certificates for the Velez Shares will convey to the Trustee lawful and valid title thereto, free and clear of any security interest, claim, lien, pledge, option, encumbrance or restriction whatsoever.

     3.2 NECESSARY AUTHORITY; ENFORCEABILITY. Velez has the legal competence to enter into, deliver and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Velez, and constitutes the legal, valid and binding obligations of Velez enforceable against Velez in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

     3.3 NO CONFLICTS. The execution, delivery and performance of this Agreement by Velez and Velez's consummation of the transactions contemplated hereby, do not and will not (i) require the consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person, (ii) conflict with or result in any material violation of or default under any provision of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise or license to which Velez is party or by which he may be bound, (iii) violate any law, ordinance, rule, regulation, judgment, order or decree applicable to Velez, or (iv) result in the creation of any security interest, claim, lien, charge or encumbrance upon any of the Velez Shares.

     3.4 NO BROKERS. Velez has not entered into any contract, arrangement or understanding with any person or incurred any liability which would result in the obligation of any person to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement or the consummation of the transactions contemplated hereby.


                                 ARTICLE 4
                 CLAUSSEN'S REPRESENTATIONS AND WARRANTIES

     Claussen represents and warrants to the Trustee as follows:

     4.1 TITLE TO STOCK. Claussen is the record and beneficial owner of the Claussen Shares, which, as of Closing, shall be free and clear of any security interest, claim, lien, pledge, option, encumbrance or restriction (on transferability or otherwise). The delivery to the Trustee on the Closing Date of certificates for the Claussen Shares will convey to the Trustee lawful and valid title thereto, free and clear of any security interest, claim, lien, pledge, option, encumbrance or restriction whatsoever.

     4.2 NECESSARY AUTHORITY; ENFORCEABILITY. Claussen has the legal competence to enter into, deliver and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Claussen, and constitutes the legal, valid and binding obligations of Claussen enforceable against Claussen in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

     4.3 NO CONFLICTS. The execution, delivery and performance of this Agreement by Claussen and Claussen's consummation of the transactions contemplated hereby, do not and will not (i) require the consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person, (ii) conflict with or result in any material violation of or default under any provision of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise or license to which Claussen is party or by which he may be bound, (iii) violate any law, ordinance, rule, regulation, judgment, order or decree applicable to Claussen, or (iv) result in the creation of any security interest, claim, lien, charge or encumbrance upon any of the Claussen Shares.

     4.4  NO  BROKERS.   Claussen  has  not   entered  into  any  contract,
arrangement or understanding with any person or incurred any liability which would result in the obligation of any person to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement or the consummation of the transactions contemplated hereby.


                                 ARTICLE 5
                PIDDINGTON'S REPRESENTATIONS AND WARRANTIES

     Piddington represents and warrants to the Trustee as follows:

     5.1 TITLE TO STOCK. Piddington is the record and beneficial owner of the Piddington Shares, which, as of Closing, shall be free and clear of any security interest, claim, lien, pledge, option, encumbrance or restriction (on transferability or otherwise). The delivery to the Trustee on the Closing Date of certificates for the Piddington Shares will convey to the Trustee lawful and valid title thereto, free and clear of any security interest, claim, lien, pledge, option or encumbrance or restriction whatsoever.

     5.2 NECESSARY AUTHORITY; ENFORCEABILITY. Piddington has the legal competence to enter into, deliver and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Piddington, and constitutes the legal, valid and binding obligations of Piddington enforceable against Piddington in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

     5.3 NO CONFLICTS. The execution, delivery and performance of this Agreement by Piddington and Piddington's consummation of the transactions contemplated hereby, do not and will not (i) require the consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person, (ii) conflict with or result in any material violation of or default under any provision of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise or license to which Piddington is party or by which he may be bound, (iii) violate any law, ordinance, rule, regulation, judgment, order or decree applicable to Piddington, or (iv) result in the creation of any security interest, claim, lien, charge or encumbrance upon any of the Piddington Shares.

     5.4  NO  BROKERS.   Piddington  has  not entered  into  any  contract,
arrangement or understanding with any person or incurred any liability which would result in the obligation of any person to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement or the consummation of the transactions contemplated hereby.


                                 ARTICLE 6
               REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE

     The Trustee, in his capacity as such, represents and warrants to the Sellers as follows:

     6.1 NECESSARY AUTHORITY. The Trustee has full power and authority under the ESOP to execute and deliver this Agreement on behalf of the ESOP and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Trustee on behalf of the ESOP, and constitutes the legal, valid and binding obligation of the ESOP, enforceable against the ESOP in accordance with its terms, except as the same may be limited by the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

     6.2 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Trustee, in its capacity as such and on behalf of the ESOP, and the consummation of the transactions contemplated hereby do not and will not (a) require the consent, approval, authorization, order, filing, registration or qualification of or with any court, government authority or third person; (b) conflict with or result in the breach of any provision of, or constitute a default under, the ESOP or any agreement, indenture or other instrument to which the Trustee, in its capacity as such, or the ESOP, is a party or by which it or its assets may be bound; or
(c) violate any law, ordinance, rule, regulation, judgment, order or decree binding upon the Trustee, in its capacity as such, or the ESOP or give rise to any liability to the ESOP under Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     6.3 QUALIFICATION. The ESOP is, in form, an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code and, in form, qualifies under Section 401(a) of the Code. The Trust has been duly constituted in accordance with valid and binding trust instruments, is validly existing and, in form, qualifies under Section 501(a) of the Code.

     6.4 INVESTMENT REPRESENTATIONS. The Trust is acquiring the Velez Shares, the Claussen Shares and the Piddington Shares for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein, in violation of state or federal law. The Trustee understands that the Velez Shares, Claussen Shares and Piddington Shares may not be sold or otherwise disposed of unless registered under the Securities Act of 1933 or exempted from registration.

     6.5 NO BROKERS. The ESOP has not entered into any contract, arrangement or understanding with any person or incurred any liability which could result in the obligation of any person to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement or the consummation of the transactions contemplated hereby.


                                 ARTICLE 7
                           CONDITIONS TO CLOSING

     7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS AT THE CLOSING. The respective obligations of each party to this Agreement to effect the purchase and sale of the Velez Shares, the Claussen Shares and the Piddington Shares shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) All third party consents required in connection with the purchase and sale of the Velez Shares, the Claussen Shares and the Piddington Shares hereunder shall have been obtained.

          (b) No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the purchase and sale of the Velez Shares, the Claussen Shares and the Piddington Shares shall have been issued, nor shall any proceeding brought by any governmental agency seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to the purchase and sale of the Velez Shares, the Claussen Shares and the Piddington Shares which makes the consummation of such transaction illegal.

     7.2 ADDITIONAL CONSENTS TO OBLIGATIONS OF THE TRUSTEE. In addition to the conditions set forth in Section 7.1, the obligations of the Trustee to purchase the Velez Shares, the Claussen Shares and the Piddington Shares shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) All of the representations and warranties made by the Sellers herein shall be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties had been made as of the Closing Date, except as expressly contemplated herein.

          (b) Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date.

          (c) The Trustee shall have received an appraisal or opinion from its financial advisor to the effect that the purchase price payable by the ESOP constitutes no more than "adequate consideration" within the meaning of ERISA.

          (d) All other agreements and documents required to be executed or delivered by Sellers shall have been executed and delivered by them as contemplated hereby.

     7.3 ADDITIONAL CONDITIONS TO SELLERS' OBLIGATIONS. In addition to the conditions set forth in Section 7.1, Sellers' obligations respectively to sell the Velez Shares, the Claussen Shares and the Piddington Shares to the Trustee shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) All of the representations and warranties made by the Trustee herein shall be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties had been made as of the Closing Date, except as expressly contemplated herein, and Sellers shall have received a certificate to such effect signed by the Trustee.

          (b) The Trustee shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date, and Sellers shall have received a certificate to such effect signed by the Trustee.

          (c) All other agreements or documents required to be executed or delivered by the Trustee shall have been executed and delivered by it as contemplated hereby.


                                 ARTICLE 8
                              INDEMNIFICATION

     8.1 SELLERS. Sellers shall severally, and not jointly, indemnify and hold harmless the Trustee and its authorized agents and representatives against any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses suffered by any of them in connection with any inaccuracy in or breach of any representations or warranties of such Seller made herein or any breach of this Agreement by such Seller.

     8.2 LIMITATION OF LIABILITY. Each Seller's liability under 8.1 shall be limited to the amount of consideration such Seller received from the Trustee for the shares of Common Stock sold pursuant to this Agreement, except as may be required by applicable law.

     8.3 TRUSTEE. The Trustee hereby indemnifies and holds harmless each Seller and his authorized agents and representatives against any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses suffered by any of them resulting solely from any inaccuracy in or breach of any representations or warranties of the Trustee made herein or any breach of this Agreement by the Trustee.


                                 ARTICLE 9
                                  GENERAL

     9.1 EXECUTION OF COUNTERPART. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     9.2 NOTICES. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered personally, by registered or certified mail, postage prepaid, overnight courier, or by facsimile, as follows:

          If to the Sellers:

          C. E. Velez
          c/o CTA INCORPORATED
          6116 Executive Boulevard
          Suite 800
          Rockville, Maryland  20852

          If to the ESOP:

          Attention:  John O. Wagner, Trustee
          CTA Employee Stock Ownership Plan
          c/o CTA INCORPORATED
          6116 Executive Boulevard
          Suite 800
          Rockville, Maryland  20852
          Facsimile:  (301) 816-1460

or to such other address or facsimile number as shall be furnished in like manner by any party to the others. Any such notice shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (a) delivered to the addressee as indicated by the return receipt (if transmitted by mail) or the affidavit of the messenger (if transmitted by personal delivery) or the confirmation of receipt (if transmitted via facsimile); or (b) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

     9.3 ASSIGNMENT AND SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party shall assign any of its rights or obligations hereunder without the prior written consent of the other parties other than to a party that acquired substantially all of the transferor's assets through a merger or asset purchase.

     9.4  GOVERNING  LAW.   This   Agreement  shall  be  governed  by,  and
interpreted in accordance with, the substantive laws of the State of Maryland, except as preempted by ERISA or required by the Code.

     9.5 ENTIRE AGREEMENT. This Agreement, together with the schedules hereto, constitutes the entire agreement among the parties hereto, and no party hereto shall be bound by any communications between them on the subject matter hereof unless such communications are in writing and bear a date contemporaneous with or subsequent to the date hereof. Any prior written agreements or letters of intent among the parties shall, upon the execution of this Agreement, be null and void.

     9.6  HEADINGS.   The  headings  in the sections of this Agreement  are
inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation hereof.

     9.7 REPRESENTATIONS AS TO COMPLIANCE WITH LAW. Whenever a representation or warranty is made herein with respect to compliance with any law, that representation means the applicable subject matter is in compliance with applicable statutes, regulations and ordinances as in existence on the date hereof and on the Closing Date and does not extend to any amendments or revisions of such laws adopted subsequent to such dates.

     9.8  SEVERABILITY.    The  invalidity  or  unenforceability   of   any
provision of this Agreement shall not affect the validity or enforceability of any other provision hereunder.

     9.9  FACSIMILE SIGNATURES.   Delivery  of an executed counterpart of a
signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     9.10 ERISA CONSTRUCTION. Whenever possible, each provision of this Agreement shall be construed and interpreted in such manner as to be effective and valid under ERISA and the Code, and regulations issued thereunder, but if any provision of this Agreement shall be prohibited by, or invalid or unenforceable under, such statutes or regulations, such provision shall be ineffective and unenforceable to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     9.11 WAIVER, DISCHARGE, ETC. This Agreement may not be released, discharged or modified except by an instrument in writing signed on behalf of each of the parties hereto. The failure of a party to enforce any provision of this Agreement shall not be deemed a waiver by such party of any other provision or subsequent breach of the same or any other obligation hereunder.

     9.12 ACTION TAKEN AS TRUSTEE. This document was executed by the Trustee, not in his individual capacity, but solely as Trustee of the Trust. The performance of this Agreement by the Trustee and any and all duties, obligations and liabilities of the Trustee hereunder shall be effected by him only as Trustee. The Trustee does not undertake nor shall he have any individual liability or obligation of any nature whatsoever by virtue of the execution and delivery of this Agreement, or the representations, covenants or warranties contained herein.

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     IN WITNESS WHEREOF, the parties have signed this Agreement the day and year first above written.


                              CTA INCORPORATED
                              EMPLOYEE STOCK OWNERSHIP TRUST



                              By: ____________________________________
                                   John O. Wagner, Trustee



                              __________________________________________
                              C. E. Velez



                              __________________________________________
                              B. A. Claussen



                              __________________________________________
                              Terry J. Piddington

     IN WITNESS WHEREOF, the parties have signed this Agreement the day and year first above written.


                              CTA INCORPORATED
                              EMPLOYEE STOCK OWNERSHIP TRUST



                              By:   /S/JOHN O. WAGNER
                                   John O. Wagner, Trustee



                                /S/C. E. VELEZ
                              C. E. Velez



                                /S/B. A. CLAUSSEN
                              B. A. Claussen



                                /S/TERRY J. PIDDINGTON
                              Terry J. Piddington

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